Exhibit 99.1

B2Digital Signs Deal to Deliver Live MMA Action to Apple TV, Amazon Fire Stick, and Android Applications in $6.8 Billion Dollar OTT Sports Market

TAMPA, FL, September 9, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the Company has signed a development agreement with PRESTOSPORTS, LLC (“PrestoSports”), a leader in digital sports entertainment distribution, to develop the Company’s new B2 Fighting Series App for Over-The-Top (“OTT”) distribution through Apple TV, Amazon Fire Stick, and the Android platform.

The Company expects the B2 Fighting Series App to launch this fall allowing much of its already scheduled LIVE MMA Event Fall Season to air over the three biggest OTT platforms in the world.

“B2 is extremely excited to jump into the explosive OTT TV business over the coming months,” commented Greg P. Bell, Chairman & CEO of B2Digital. “Our B2 Fighting Series App for Apple TV, Amazon Fire Stick, and the Android platforms will put B2 Digital in a unique position at the forefront of the emerging multifaceted media distribution paradigm, offering one of the most exciting forms of content and establishing ourselves as leaders in both the live sports and content distribution markets.”

The North American OTT sports content delivery industry will hit $6.8 billion by 2021, according to a recent report by sector specialists, Deltatre. The Company’s in-house research agrees with this outlook. Management believes that traditional marketing and distribution in the live sports space is evolving at a rapid rate, helped along by the COVID-19 global health crisis and its behavioral implications.

The Company chose to work with PrestoSports as the software development lead because they know the live sports content distribution market better than other capable firms. They also have extremely high brand recognition as a developer and provider in the live sports industry, which will minimize unforeseen obstacles and potentially open new doors to further expanding the Company’s OTT footprint.

Bell added, “People have stopped going to venues en masse, preferring to gather instead in small groups to watch LIVE sports with friends and family in the living room. B2 is uniquely positioned to control both production and distribution of our proprietary LIVE MMA Fighting Events through PPV or Subscription models. Because of the years we have already spent building our network of talented and engaged up-and-coming fighters and our own Production Company to produce the content effectively we have a unique content value proposition. Now we are moving into a phase where we will have direct access to an effectively boundless global audience in search of compelling live sports.”

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

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B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

About PrestoSports

PrestoSports is a software-as-a-service company providing sports technology to athletic programs, colleges and conference offices. The company is also the official website and streaming provider of the NAIA, NJCAA and more than 100 athletic conferences. Backed by Battery Ventures, PrestoSports delivers solutions for building athletic brands, igniting fans, and funding sports programs. Battery Ventures formed its sports division in 2017 which included the acquisitions of PrestoSports, Stretch Internet, and Black Diamond (SIDHelp). PrestoSports is committed to delivering customers a more expansive suite of software solutions to help them nurture and grow their tight-knit communities of members, fans, athletes, and coaches.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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